UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 31, 2006

Boyd Gaming Corporation

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

1-12882	88-0242733
(Commission File Number)	(I.R.S. Employer Identification No.)

2950 Industrial Road

Las Vegas, Nevada 89109

(Address of Principal Executive Offices) (Zip Code)

(702) 792-7200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 31, 2006, Boyd Gaming Corporation (the “Company”) entered into a Purchase Agreement (the “Agreement”) by and among the Company, its wholly-owned subsidiaries FGB Development, Inc. (“FGB”) and Boyd Florida, LLC (“Boyd Florida” and together with FGB, the “Purchasers”), The Aragon Group, Inc. (the “Group”), Summersport Enterprises, LLLP (the “LLLP”), the shareholders of the Group (the “Shareholders”), the Limited Partners of the LLLP (the “Partners”) and Stephen F. Snyder, as the authorized representative of the Shareholders and Partners. The transactions contemplated by the Agreement are subject to closing conditions and regulatory approvals.

Pursuant to the terms of the Agreement, the Purchasers will acquire Dania Jai Alai and approximately 50 acres of related land located in Dania Beach, Florida, among other assets, through the purchase of all of the shares of capital stock in the Group and all of the partnership interests in the LLLP for an aggregate purchase price of $152.5 million. The Company expects to finance the acquisition through availability under its existing credit facility.

The parties have made customary representations, warranties and covenants in the Agreement, and the Agreement also contains certain termination rights for both the Company and the Group.

*    *    *

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “will,” “expect,” “believe,” or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company’s expectations, goals or intentions regarding the future, including but not limited to statements regarding the Company’s proposed acquisition of Dania Jai Alai and the adjacent property and the use of the Company’s credit facility to fund the acquisition. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. In particular, the Company can provide no assurances that the conditions to the acquisition of Dania Jai Alai will be satisfied, that the necessary regulatory approvals will be obtained, or that if the acquisition closes, the new facility will include all of the anticipated amenities or features or achieve market acceptance. Risks that could affect forward-looking statements also include those related to the inability to successfully integrate Dania Jai Alai, the risk of actual or potential litigation, competition, increased costs (including marketing costs), changes in laws and regulations, weather, economic, credit and capital market conditions and the effects of war, terrorist or similar activity. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the Company’s Form 10-K for the fiscal year ended December 31, 2005 on file with the Securities and Exchange Commission, and in its other current and periodic reports filed from time to time with the Commission. All forward-looking statements in this Form 8-K are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOYD GAMING CORPORATION

Date: June 1, 2006	By:	/s/ Paul Chakmak
Paul Chakmak
Executive Vice President,
Chief Financial Officer and Treasurer